SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2003

Ocean Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-49750                                                  33-0857223
(Commission File Number)      (I.R.S. Employer Identification No.)

2705 Canton Street
                 Dallas, Texas                                               75226
(Address of Principal Executive Offices)                         (Zip Code)

(469) 227-7806
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure.

On November 19, 2003, Ocean Resources, Inc. (the “Company”) filed its Form-10QSB. It has come to management’s attention that its independent auditor had not performed the required review procedures. Accordingly, the financial statements filed with the Company’s Form 10-QSB for the period ended September 30, 2003 should not be relied upon.  The Company is now in the process of arranging for performance of these review procedures and anticipates these procedures to be completed no later that November 24, 2003. The Company plans to file an amendment to its Form 10-QSB for the period ended September 30, 2003, containing appropriately reviewed financial statements, as soon as possible following the filing of this Form 8-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ocean Resources, Inc.
(Registrant)

Date:	November 21, 2003	By:	/s/ Dennis McLaughlin
Dennis McLaughlin,
Chief Executive Officer